EXHIBIT 1

         The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of Continucare Corporation is filed on behalf of each of us.

                                       /s/Phillip Frost, M.D.
                                       -----------------------------------------
Date: October 26, 2000                 Phillip Frost, M.D.


                                       FROST-NEVADA, LIMITED PARTNERSHIP


                                       /s/David H. Moskowitz
                                       -----------------------------------------
Date: October 26, 2000                 David H. Moskowitz
                                       President of Frost-Nevada Corporation,
                                       General Partner


                                       FROST-NEVADA CORPORATION


                                       /s/David H. Moskowitz
                                       -----------------------------------------
Date: October 26, 2000                 David H. Moskowitz
                                       President